UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2014

PPG INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-1687	25-0730780
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One PPG Place, Pittsburgh, Pennsylvania	15272
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (412) 434-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 6, 2014, PPG Industries, Inc. (the “Company”) completed a public offering of $300,000,000 in aggregate principal amount of its 2.300% Notes due 2019 (the “Notes”). The Notes were offered by the Company pursuant to its Registration Statement on Form S-3 (File No. 333-190216), filed with the Securities and Exchange Commission on July 29, 2013 and supplemented by a Prospectus Supplement dated November 6, 2014.

The Company entered into an Underwriting Agreement, dated November 6, 2014, with J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives named therein (the “Underwriters”), in connection with the issuance and sale by the Company of the Notes. Pursuant to the Underwriting Agreement and subject to the terms and conditions expressed therein, the Company agreed to sell the Notes to the Underwriters, and the Underwriters agreed to purchase the Notes for resale to the public. The Company sold the Notes to the Underwriters at an issue price of 98.991% of the principal amount thereof, and the Underwriters offered the Notes to the public at a price of 99.591% of the principal amount thereof. Interest is payable on the Notes on each May 15 and November 15, commencing on May 15, 2015. Pursuant to the Underwriting Agreement, the Company has also agreed to indemnify the Underwriters and certain controlling persons against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended, and to contribute to payments if the Underwriters are required to make any payments in respect of any of these liabilities.

The Notes were issued pursuant to an indenture dated as of March 18, 2008 (the “Original Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a Fourth Supplemental Indenture dated as of November 12, 2014 between the Company and the Trustee (the “Fourth Supplemental Indenture” and, together with the Original Indenture, the “Indenture”). The Company may issue additional debt from time to time pursuant to the Original Indenture. The Indenture contains covenants applicable to the Notes that limit the Company’s ability to, among other things, incur certain liens securing indebtedness, engage in certain sale-leaseback transactions and enter into certain consolidations, mergers, conveyances, transfers or leases of all or substantially all the Company’s assets. The terms of the Notes also require the Company to make an offer to repurchase Notes upon a Change of Control Triggering Event (as defined in the Fourth Supplemental Indenture) at a price equal to 101% of their principal amount plus accrued and unpaid interest.

The Company intends to use the net proceeds from the offering of the Notes, together with cash on hand, to fund the purchase of its debt securities pursuant to its previously announced concurrent cash tender offers for any and all of certain series of its outstanding debt securities (each an “Offer”) and to fund its intended redemption of certain other of its debt securities (the “Redemption”). Any net proceeds from the offering of Notes not used to repurchase debt securities in the Offers or redeem debt securities in the Redemption, as the case may be, will be used for general corporate purposes, which may include (i) working capital, (ii) capital expenditures, (iii) investments in or loans to the Company’s subsidiaries or joint ventures,

(iv) the repayment, redemption or refinancing of debt, (v) the redemption or repurchase of the Company’s other outstanding securities, (vi) funding of possible acquisitions, and (vii) satisfaction of other obligations of the Company. Pending any use of the net proceeds of this offering of Notes, the net proceeds may be invested in short-term instruments.

The foregoing is a summary of the material terms and conditions of the Underwriting Agreement, the Indenture and the Notes. Accordingly, the foregoing is qualified in its entirety by reference to the full text of (i) the Underwriting Agreement, which is set forth in its entirety and filed as Exhibit 1.1 to this Current Report on Form 8-K, (ii) the Original Indenture, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 18, 2008, and (iii) the Fourth Supplemental Indenture and the Notes, which are set forth in their entirety and filed as Exhibit 4.2 and Exhibit 4.3, respectively, to this Current Report on Form 8-K, each of which is incorporated herein by reference. The opinion of the Company’s counsel as to the validity of the Notes is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 6, 2014, among PPG Industries, Inc. and J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the underwriters named therein.

4.1	Indenture, dated as of March 18, 2008, between PPG Industries, Inc. and The Bank of New York Mellon Trust Company, was filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on March 18, 2008.

4.2	Fourth Supplemental Indenture, dated as of November 12, 2014, between PPG Industries, Inc. and The Bank of New York Mellon Trust Company.

4.3	Form of 2.300% Note due 2019 (included in Exhibit 4.1 hereto).

5.1	Opinion of K&L Gates LLP.

23.1	Consent of K&L Gates LLP (included in Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2014		PPG INDUSTRIES, INC.
(Registrant)

	By:	/s/ Frank S. Sklarsky
Frank S. Sklarsky
Executive Vice President and Chief Financial Officer